UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2018 (March 13, 2018)
____________________________________________________________
TerraForm Power, Inc.
(Exact name of registrant as specified in its charter)
 ______________________________________________________________

Delaware	001-36542	46-4780940
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I. R. S. Employer Identification No.)

7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland 20814
(Address of principal executive offices, including zip code)

(240) 762-7700
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm.

KPMG LLP (“KPMG”) was previously the principal accountants for TerraForm Power, Inc. (the “Company”). On March 13, 2018, KPMG was dismissed and Ernst & Young LLP (“EY”) was engaged as principal accountants of the Company. The decision to change accountants was approved by the audit committee of the board of directors of the Company (the “Audit Committee”).

During the two fiscal years ended December 31, 2017, and the subsequent interim period through March 13, 2018, there were no (1) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events, except that the reports of KPMG on the effectiveness of internal control over financial reporting of the Company as of December 31, 2017 and 2016 identified material weaknesses in internal control over financial reporting. See Exhibits 16.1 and 16.2 to this Form 8-K for a copy of KPMG’s reports on the effectiveness of internal control over financial reporting of the Company as of December 31, 2016 and 2017, respectively.

The audit reports of KPMG on the consolidated financial statements of TerraForm Power, Inc. and subsidiaries as of and for the years ended December 31, 2017 and 2016, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG’s report on the consolidated financial statements of TerraForm Power, Inc. and subsidiaries as of and for the year ended December 31, 2016, contained a separate paragraph stating that “The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the consolidated financial statements, SunEdison, Inc. (the Company’s sponsor) and certain of its affiliates filed for bankruptcy on April 21, 2016. The risk of substantive consolidation of the Company with SunEdison, Inc. and inclusion in the SunEdison, Inc. bankruptcy, as well as existing covenant defaults and risks of future covenant defaults under a number of the Company’s financing arrangements also discussed in note 1, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.” The audit reports of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2017 and 2016 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG’s reports indicate that the Company did not maintain effective internal control over financial reporting as of December 31, 2017 and 2016 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contain an explanatory paragraph indicating the material weaknesses identified (as described above).

The Company provided KPMG with a copy of this Current Report on Form 8-K prior to filing with the Securities and Exchange Commission (the “SEC”) and requested that KPMG furnish a letter to the Company, addressed to the SEC, stating whether KPMG agrees with the disclosure above contained in this Form 8-K and, if not, stating the respects in which it does not agree. A copy of such letter is attached to this Form 8-K as Exhibit 16.3.

(b)    Engagement of New Independent Registered Public Accounting Firm.

On March 13, 2018, the Audit Committee engaged EY as the Company's independent registered public accounting firm for the year ending December 31, 2018. During the two most recent fiscal years ended December 31, 2017 and December 31, 2016 and during the subsequent interim period from January 1, 2018 through March 13, 2018, neither the Company nor anyone on its behalf consulted EY regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that EY concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event”, each as defined Regulation S-K Item 304(a)(1)(iv) and (v), respectively.

Item 9.01 Financial Statement and Exhibits.
(d) Exhibits

Exhibit No.	Description
16.1
KPMG Report of Independent Registered Public Accounting Firm on the Effectiveness of Internal Control Over Financial Reporting to the Board of Directors of TerraForm Power, Inc., dated as of July 21, 2017.

16.2
KPMG Report of Independent Registered Public Accounting Firm on the Effectiveness of Internal Control Over Financial Reporting to the Stockholders and Board of Directors of TerraForm Power, Inc., dated as of March 7, 2018.

16.3	Letter from KPMG to the Securities and Exchange Commission, dated as of March 19, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAFORM POWER, INC.

Date: March 19, 2018	By:	/s/ Matthew Berger
	Name:	Matthew Berger
	Title:	Chief Financial Officer